Exhibit 10.2

GENERAL RELEASE AGREEMENT

This General Release Agreement (this “General Release Agreement”) is made and entered into effective as of the Expiration Date (as defined in the Offer and Consent Solicitation (as defined below)), between FOXO Technologies Inc., a Delaware corporation (the “Company”), and the undersigned (the “Holder,” and together with the Company, the “Parties”, and each, a “Party”).

WHEREAS, the Holder is a holder of the Company’s warrants to purchase one share of Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), per warrant at an exercise price of $6.21, subject to adjustment, that were originally issued pursuant to a certain Securities Purchase Agreement (as amended, the “Original Securities Purchase Agreement”) to accredited investors by FOXO Technologies Operating Company (“Legacy FOXO”) in a private placement of convertible debentures (as amended, the “Original Debentures”) and warrants (as amended, “Original Warrants” and together with the Original Debentures, the “Original Securities”) and assumed by the Company pursuant to the business combination of its predecessor, Delwinds Insurance Acquisition Corp., and Legacy FOXO consummated on September 15, 2022 (the “Assumed Warrants”);

WHEREAS, in connection with the Company’s tender offer with respect to the exchange of the Assumed Warrants for shares of Class A Common Stock as set forth in that certain Offer to Exchange Warrants to Acquire Shares of Class A Common Stock and Consent Solicitation of FOXO Technologies Inc., dated April 27, 2023 (the “Offer and Consent Solicitation”), a copy of which has been delivered to the Holder, the Company intends to exchange each tendered Assumed Warrant for shares of Class A Common Stock, on the terms and subject to the conditions of the Offer and Consent Solicitation, which is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g);

WHEREAS, pursuant to the terms set forth in the Offer and Consent Solicitation, in order for a holder of Assumed Warrants to tender Assumed Warrants in the Offer and Consent Solicitation, such holder must consent to this General Release Agreement;

WHEREAS, the Holder may or may not also be a holder of the Company’s 15% Senior Promissory Notes (the “PIK Notes”) issued pursuant to a certain Senior Promissory Note Purchase Agreement entered into by the Company and the Holder, if applicable, on September 20, 2022 (the “PIK Note Purchase Agreement”); and

WHEREAS, the Parties desire to execute and deliver this general release on the terms and conditions set out herein.

NOW, THEREFORE, in consideration of the premises set out above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this General Release Agreement have the respective meanings assigned to them in the Offer and Consent Solicitation.

2. General Release.

(a) In consideration of the covenants, agreements, and undertakings of the Company under the Offer and Consent Solicitation and this General Release Agreement, effective upon the Expiration Date, the Holder, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, managers, members, successors, and assigns (collectively, “Releasors”) hereby releases, waives, and forever discharges the Company and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, predecessors, employees, officers, directors, shareholders, managers, members, agents (including, without limitation, Joseph Gunnar & Co., LLC, as Placement Agent for the Company’s securities), representatives, permitted successors, and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the Expiration Date, except for any Claims relating to rights and obligations preserved by, created by, or otherwise arising out of this General Release Agreement and, if the Holder is a holder of any PIK Notes as of the Expiration Date, any Claims arising after the Expiration Date under the PIK Notes and the PIK Note Purchase Agreement; provided, however, that this General Release Agreement shall not relieve the Company from (i) its indemnification obligations under indemnification agreements with the Company’s current or former directors and officers, (ii) its obligations pursuant to employment agreements with the Company’s current or former employees or (iii) its repayment obligations pursuant to the PIK Note Purchase Agreement and the PIK Notes, which shall remain in full force and effect (the “Released Claims”). Notwithstanding anything else in this General Release Agreement to the contrary, by executing this General Release Agreement (by Holder’s execution and delivery of a Letter of Transmittal and Consent, together with any other required documents in accordance with the terms of the Offer and Consent Solicitation, electing thereby to participate in the Offer and Consent Solicitation, pursuant to Section 4(e) hereto) Holder shall not be deemed to have waived compliance with any provision of Securities Exchange Act of 1934 or of any rule or regulation thereunder, or of any rule of a self-regulatory organization.

(b) The Holder acknowledges and agrees that Holder may hereafter discover facts different from or in addition to those now known, or believed to be true, regarding the subject matter of this General Release Agreement, and that such different or additional facts may give rise to claims currently unknown, unanticipated and unsuspected, and further acknowledges and agrees that this General Release Agreement shall remain in full force and effect, notwithstanding the existence of any different or additional facts. Furthermore, the Holder acknowledges and agrees that the release set forth above constitutes a waiver and release of any rights or benefits that the law may provide, and that this General Release Agreement is entered into knowingly and voluntarily, without duress or undue influence, in consideration for the promises, obligations and rights set forth in the Offer and Consent Solicitation and this General Release Agreement. The Holder fully understands that if any facts regarding the subject matter underlying this General Release Agreement are found hereafter to be other than, or different from, any fact now believed to be true, the Holder accepts and assumes the risk of such possible difference(s) in fact. Without conceding the applicability thereof, the Holder agrees that it is familiar with Section 1542 of the Civil Code of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Accordingly, the Holder waives and relinquishes every right or benefit bestowed or potentially bestowed by Section 1542 above or any similar statute, rule or regulation in any state or jurisdiction, with respect to this General Release Agreement.

(c) The Holder acknowledges and intends that this General Release Agreement shall be effective as a bar to each and every one of the Released Claims. The Holder expressly consents that this General Release Agreement shall be given full force and effect according to each and all of its terms and provisions, including those relating to unknown and unsuspected claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected or unanticipated claims), if any, as well as those relating to any other Released Claims. The Holder acknowledges and agrees that this waiver is an essential and material term of this General Release Agreement and that without such waiver the Company would not have agreed to consummate the transactions contemplated by the Offer and Consent Solicitation. The Holder further agrees that in the event she, he or it, or any other Releasor, should assert any Released Claim seeking damages against any of the Releasees, this General Release Agreement shall serve as a complete defense to any such Claim. The Holder agrees that neither this General Release Agreement, nor the furnishing of the consideration for this General Release Agreement, shall be deemed or construed at any time to be an admission by any Releasee or any Releasor of any improper or unlawful conduct. The Holder also agrees that if she, he or it, or any other Releasor, violates this General Release Agreement by asserting any Released Claims against any Releasee, the Holder will pay all costs and expenses of defending against the suit incurred by such Releasee, including attorneys’ fees.

3. Representations and Warranties. The Holder hereby represents and warrants to the Company that:

(a) It has the full right, power, and authority to enter into this General Release Agreement, to grant the release contained herein and to perform its obligations hereunder.

(b) The execution of this General Release Agreement on behalf of the Holder, and the delivery of this General Release Agreement by the Holder, have been duly authorized by all necessary actions on the part of such Holder.

(c) This General Release Agreement has been executed and delivered by the Holder and (assuming due authorization, execution, and delivery by the Company) constitutes the legal, valid, and binding obligation of Holder, enforceable against Holder in accordance with its terms.

(d) It (i) knows of no Claims against the Company relating to or arising out of the Assumed Warrants, the Original Debentures, the Original Warrants, the PIK Notes, the Original Securities Purchase Agreement and the PIK Note Purchase Agreement, or otherwise, that are not covered by the release contained in Section 2 and (ii) has neither assigned nor transferred any of the Released Claims to any person or entity and no person or entity has subrogated to or has any interest or rights in any Released Claims.

4. Miscellaneous.

(a) Necessary Acts. The Holder hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this General Release Agreement and the transactions contemplated hereby.

(b) Governing Law; Consent to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this General Release Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the parties agrees that all controversies arising from or related to this General Release Agreement shall be initiated in a state or federal court located the City of New York, and, accordingly, irrevocably submit to the jurisdiction and venue of such courts and agrees that service in any such action or proceeding may be made in any manner authorized by such courts.

(c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES AGREES TO WAIVE HIS OR ITS RESPECTIVE RIGHTS TO A JURY TRIAL IN CONNECTION WITH ANY MATTER ARISING FROM OR RELATED TO THIS GENREAL RELEASE AGREEMENT. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT HE OR IT HAS REVIEWED THIS WAIVER WITH HER, HIS OR ITS LEGAL COUNSEL AND THAT SHE, HE OR IT KNOWINGLY AND VOLUNTARILY WAIVES HER, HIS OR ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(d) Severability. If any term or provision of this General Release Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e) Approval of General Release Agreement; No Execution Required. By the Holder’s execution and delivery of a Letter of Transmittal and Consent, together with any other required documents in accordance with the terms of the Offer and Consent Solicitation, electing thereby to participate in the Offer and Consent Solicitation, the Holder shall be deemed to have authorized, approved and executed this General Release Agreement.

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